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                                                            EXHIBIT NO. 99.1(d)

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT
                            TO DECLARATION OF TRUST

                            REDESIGNATION OF SERIES

         Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended, (the "Declaration"), of MFS Series Trust I (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

                  The series designated as MFS Research Growth and Income Fund shall be redesignated as MFS Core Equity Fund.

         Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 30th day of April, 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

                                          LAWRENCE T. PERERA
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Lawrence H. Cohn                          Lawrence T. Perera
45 Singletree Road                        18 Marlborough Street
Chestnut Hill MA  02467                   Boston MA  02116


DAVID H. GUNNING                          WILLIAM J. POORVU
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David H. Gunning                          William J. Poorvu
2571 N. Park Blvd.                        975 Memorial Drive  Apt. 710
Cleveland Heights OH  44106               Cambridge MA  02138


WILLIAM R. GUTOW                          ROBERT C. POZEN
------------------------------------      ------------------------------------
William R. Gutow                          Robert C. Pozen
3 Rue Dulac                               9 Arlington Street
Dallas TX  75230                          Boston MA  02116


J. ATWOOD IVES                            J. DALE SHERRATT
------------------------------------      ------------------------------------
J. Atwood Ives                            J. Dale Sherratt
17 West Cedar Street                      86 Farm Road
Boston MA  02108                          Sherborn MA  01770


AMY B. LANE                               ELAINE R. SMITH
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Amy B. Lane                               Elaine R. Smith
9716 S.E. Sandpine Lane                   75 Scotch Pine Road
Hobe Sound FL  33455                      Weston MA  02493


ROBERT J. MANNING                         WARD SMITH
------------------------------------      ------------------------------------
Robert J. Manning                         Ward Smith
13 Rockyledge Road                        36080 Shaker Blvd.
Swampscott MA  01907                      Hunting Valley OH  44022